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                                                                    EXHIBIT 23.1
Consent of independent public accountants

As independent public accountants, we hereby consent to the incorporation of our report dated May 16, 2001 included in this Form 11-K into the Company's previously filed Registration Statement (Form S-8 No. 333-95855).


                                                Arthur Andersen LLP

Minneapolis, Minnesota,
June 29, 2001